Exhibit 99.1

Allegheny Technologies Announces Strategic Investment
to Expand Capabilities and Reduce Costs

PITTSBURGH--(BUSINESS WIRE)--Allegheny Technologies Incorporated (NYSE: ATI):

-- Project includes:
-- New advanced specialty metals hot rolling and processing facility
-- Melt shop consolidation to improve productivity and reduce costs
-- Total investment of $1.16 billion over 4 years, expected to be self-funded
-- Annual capital expenditures expected to remain in the range of $500 to $600 million for 2009 through 2012
-- Return on Investment of more than 20%
-- Annual cost reductions of $120 million
-- Improves ATI's competitive position in strategic global markets
-- Enhances ATI's diversified flat-rolled products capabilities

Allegheny Technologies Incorporated (NYSE: ATI) announced that its Board of Directors has approved, subject to satisfactory resolution of certain open issues, a strategic investment in ATI’s Flat-Rolled Products segment. The project is estimated to cost approximately $1.16 billion and take four years to complete. The return on investment should be more than 20% by 2014, including estimated annual cost reductions of $120 million. The project is expected to be self-funded. As a result of this strategic investment, ATI’s annual capital expenditures are likely to remain in the range of $500 to $600 million for 2009 through 2012.

The strategic investment includes:

1. A new advanced specialty metals hot rolling and processing facility: This investment, which should be completed in 2012, is designed to produce exceptional quality, thinner, and wider hot-rolled coils at reduced cost with shorter lead times, and lower working capital requirements. ATI has tentatively chosen to locate the advanced specialty metals hot rolling and processing facility at its Brackenridge, PA site pending resolution of certain open issues, including state and local approvals.

2. The consolidation of the Natrona, PA grain-oriented electrical steel melt shop into ATI’s Brackenridge, PA melt shop: This consolidation is expected to improve the overall productivity of ATI’s flat-rolled grain-oriented electrical steel and other stainless and specialty alloys, and reduce the cost of producing slabs and ingots. The investment should also result in significant reduction of particulate emissions. This consolidation is expected to be completed in 2010.

“This investment is a critical step in our ongoing transformation of ATI’s Flat-Rolled Products segment into a globally-focused business capable of generating high levels of profitability and cash returns across business cycles,” said L. Patrick Hassey, Chairman, President and Chief Executive Officer. “Our Flat-Rolled Products segment has been repositioned over the last several years with an improved cost structure and product mix and a diversified global market focus. This segment has been transformed into a profitable specialty metals business and is no longer a typical stainless steel business.

“The initiative is expected to further enhance ATI’s Flat-Rolled Products segment’s competitive position in the global chemical process industry, oil and gas, electrical energy, and aerospace and defense markets as well as other durable goods and consumer markets.

“When completed, we believe ATI’s new advanced specialty metals hot rolling and processing facility will provide unsurpassed manufacturing capability and versatility in the production of a wide range of flat-rolled specialty metals. We expect improved productivity, lower costs, and higher quality for our diversified product mix of flat-rolled specialty metals, including nickel-based and specialty alloys, titanium and titanium alloys, zirconium alloys, Precision Rolled Strip® products, and stainless sheet and coiled plate markets.

“We view this investment as a game changer for our Flat-Rolled Products segment. It provides a quantum leap in manufacturing technology. Our new advanced hot-rolling and processing facility is designed to be the most powerful mill in the world for production of specialty metals. It is designed to roll and process exceptional quality hot bands of up to 78.62 inches, or 2 meters, wide. We believe this investment will further improve the overall cost structure of our diversified flat-rolled products, provide our customers with a full complement of products at much shorter lead times, and reduce our working capital requirements.

“The new facility and enhanced capabilities are expected to create a new production model for our standard grade stainless sheet products. By producing hot-rolled coils wider, thinner, flatter, and faster, we intend to cut our flow times in half by finishing more of our standard grade stainless sheet products through our continuous automated finishing line in Midland, PA. This results in exceptional quality products to our customers with the shortest lead times in our industry, enabling our customers to reduce their working capital requirements. We also expect to be able to nearly double our own inventory turns on these products.”

Key facts on the Advanced Specialty Metals Hot Rolling and Processing Facility:

  Unique alloy versatility – Common facility to produce hot bands for titanium and titanium alloys, nickel-based corrosion and high temperature alloys, zirconium alloys, super and duplex stainless alloys, grain-oriented electrical steel, and austenitic, ferritic, and martensitic stainless alloys
  Facility Design – 88 ½ inches, or 2250 millimeters, hot rolling system with continuous variable crown system and a 7-stand, 4-high finishing mill
  Power – Separating force over 3 times current capability
  Product Capability – Hot bands capable to produce up to 78.62 inches, or 2 meters, wide finished product
  Product Processing and Handling – Advanced walking beam furnace, laminar cooling, and slab and plate handling
  Automation – Fully automated facility providing safe working environment with best available controls technology and increased productivity
  Environment-Friendly – Green systems include advanced environmental controls such as a fume collection system, low NOX furnace burners, fume suppression sprays, and closed-loop water treatment plant

“The consolidation of our grain-oriented electrical steel melt shop into our highly efficient and flexible Brackenridge, PA melt shop is expected to improve our cost structure by eliminating a plant footprint, improve our melt capacity utilization rates, increase overall productivity, and significantly reduce our particulate emissions footprint,” Hassey added.

This news release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this news release relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in economic or industry conditions generally, including credit market conditions and related issues, and global supply and demand conditions and prices for our specialty metals; (b) material adverse changes in the markets we serve, including the aerospace and defense, construction and mining, automotive, electrical energy, chemical process industry, oil and gas, and other markets; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management, including those anticipated from strategic investments and the integration of acquired businesses, whether due to significant increases in energy, raw materials or employee benefits costs, the possibility of project cost overruns or unanticipated costs and expenses, or other factors; (d) volatility of prices and availability of supply of the raw materials that are critical to the manufacture of our products; (e) declines in the value of our defined benefit pension plan assets or unfavorable changes in laws or regulations that govern pension plan funding; (f) significant legal proceedings or investigations adverse to us; and (g) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2007, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Building the World’s Best Specialty Metals Company™

Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues of $5.5 billion during 2007. ATI has approximately 9,700 full-time employees world-wide who use innovative technologies to offer growing global markets a wide range of specialty metals solutions. Our major markets are aerospace and defense, chemical process industry/oil and gas, electrical energy, medical, automotive, food equipment and appliance, machine and cutting tools, and construction and mining. Our products include titanium and titanium alloys, nickel-based alloys and superalloys, stainless and specialty alloys, grain-oriented electrical steel, zirconium, hafnium, and niobium, tungsten materials, and forgings and castings. The Allegheny Technologies website is www.alleghenytechnologies.com.

CONTACT:
Allegheny Technologies Incorporated
Dan L. Greenfield, 412-394-3004